UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
November 11, 2008
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283
(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 687-5253
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 11, 2008, the Board of Directors (the “Board”) of Airgas, Inc. (the “Company”) elected Ellen C. Wolf as a member of the Board to fill the vacancy created by the untimely passing of William O. Albertini, in June 2008. Ms. Wolf will stand for election at the Company’s 2009 annual meeting of stockholders. Ms. Wolf has also been appointed to serve as a member of the Company’s Audit Committee, replacing W. Thacher Brown, who had been appointed to the Audit Committee on an interim basis. Upon her election as director, Ms. Wolf was granted options to purchase 4,773 shares of the Company’s common stock under the Company’s 2008 Equity Incentive Plan at an exercise price of $35.90 per share. The options are fully-vested and have an eight-year term. Ms. Wolf, 54, is currently senior vice president and chief financial officer of American Water Works Company, Inc. (NYSE: AWK). Ms. Wolf originally joined American Water, the largest investor-owned U.S. water and wastewater utility company based in Voorhees, NJ, in May 1999, as vice president and chief financial officer. Prior to her return to American Water in March of 2006 as the company’s senior vice president and chief financial officer, Ms. Wolf served from 2003 to 2006 as senior vice president and chief financial officer for USEC, Inc. (NYSE: USU), the Bethesda, MD-based global energy company. From 1995 to 1999, Ms. Wolf served as vice president-treasurer for Bell Atlantic Corporation. Ms. Wolf began her career with Bell Atlantic in 1987 as director — financial reporting and served in various financial positions including vice president — finance and planning and chief financial officer for Bell Atlantic Mobile, 1994 to 1995, and executive director — strategic planning and business development for Bell Atlantic Enterprises International, 1991 to 1994. Prior to joining Bell Atlantic, Ms. Wolf worked for Deloitte Haskins and Sells. Currently, Ms. Wolf serves on the boards of C&D Technologies, Inc., Water for People and the National Association of Water Companies. The press release announcing Ms. Wolf’s election as a Director is attached as Exhibit 99.1 and is incorporated herein by reference.
     During the 2008 fiscal year and subsequently here to, the Company was not engaged in any transaction or series of similar transactions, or any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a participant (1) in which the amount involved exceeds $120,000 and (2) in which Ms. Wolf or members of her immediate family, had or will have, a direct or indirect material interest.
     The Company does have business relationships with the corporations, noted above, in which Ms. Wolf is currently a director or executive officer. In all instances, the Company enters into these arrangements in the ordinary course of business and each party provides to, or receives from, the other the relevant goods and services on a non-exclusive basis at arms-length negotiated rates. In addition, Ms. Wolf was not directly involved with the negotiation or consummation of any such arrangements. Ms. Wolf did not receive any compensation from the other corporations that are directly linked to the Company-related business arrangements.
Item 9.01 Financial Statements and Exhibits.
(a) None
(b) None
(c) None
(d) Exhibits
99.1	Press Release dated November 11, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2008	Airgas, Inc. (Registrant)

/s/ Thomas M. Smyth Thomas M. Smyth
Vice President and Controller
(Principal Accounting Officer)